Exhibit 99.1

Benson Hill Files Voluntary Chapter 11 Petitions
•Debtor-in-Possession Financing Secured to Support Ongoing Operations and Chapter 11 Process.
•Company Filed a Variety of First-Day Motions, Subject to Court Approval.

ST. LOUIS, MO – March 20, 2025 - Benson Hill, Inc. (Nasdaq: BHIL, “Benson Hill”), a seed innovation company, today announced that it and its subsidiaries (collectively, the “Company”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company further disclosed that it intends to pursue a sale of its business under Section 363 of the Bankruptcy Code, including a sale of all or a portion of the Company’s assets, while continuing to support its farmers, partners, and customers during the Chapter 11 process.

To facilitate this process, in addition to having the use of its existing cash reserves, the Company has received a commitment of approximately $11 million in Debtor-in-Possession financing. Following Court approval, the Company expects this financing to provide the necessary liquidity to support operations throughout the Chapter 11 process.

The Company has filed a variety of “first-day” motions containing customary relief intended to support the Company’s ability to continue its ordinary course of operations, such as continuing to service its customers and honor its obligations to its remaining employees, as the Company begins its efforts to effectuate the sale of its assets.

“Benson Hill has made significant strides in advancing our seed innovation portfolio by developing soybeans with enhanced compositional traits that deliver value creation for end users and improved sustainable solutions for growers,” said Dan Jacobi, Chairman of the Board of Directors of Benson Hill. “We have worked diligently to transform our business, including reducing costs, divesting assets, retiring debt, and optimizing our operations by transitioning to a licensing model. Despite our efforts, a combination of industry challenges and financial constraints has led the Board to determine that a process under Chapter 11 is the best path forward.”

Court filings and information about the Chapter 11 case can be found at a website maintained by the Company’s claims agent Stretto, Inc., at https://cases.stretto.com/bensonhill. Faegre Drinker Biddle & Reath LLP is serving the Company as legal counsel, and Piper Sandler & Co. is serving the Company as investment banker.

About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or on X, formerly known as Twitter at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward -looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among those risks, uncertainties and other factors are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 process, including maintaining strategic control as a debtor-in-possession; (ii) the ability of the Company to negotiate and consummate a sale transaction; (iii) the effects of the Chapter 11 filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 process in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 process, which may interfere with the Company’s ability to negotiate and consummate a sale transaction; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs during the pendency of the proceedings; and (ix) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports, which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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Contact
Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com